United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

GARDINER HEALTHCARE ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3107 Warrington Road Shaker Heights, Ohio	44120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 633-6708

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one redeemable warrant	GDNRU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share, included as part of the units	GDNR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 24, 2023, Gardiner Healthcare Acquisitions Corp. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company no longer meets Listing Rule 5550(a)(3), which requires listed companies to maintain a minimum of 300 public holders (the “Total Holders”). Nasdaq Listing Rule 5810(c)(2)(C) provides the Company with a period of 45 calendar days, or until December 8, 2023 (the “Compliance Date”), to submit a plan to regain compliance. Pursuant to Nasdaq Listing Rule 5810(c)(2)(B)(i), if Nasdaq accepts the Company’s compliance plan, then Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for compliance with the Total Holders requirement. If Nasdaq does not accept the Company’s compliance plan, then the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq. The Company intends to submit its compliance plan by the Compliance Date, and to actively monitor its Total Holders between now and the Compliance Date and may, if appropriate, evaluate appropriate options. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that it will be able to regain or maintain compliance with Nasdaq’s listing standards by the Compliance Date.

Item 8.01	Other Events.

On September 12, 2023, the Company received electronic correspondence from the Nasdaq Listing Qualifications staff indicating that the Company no longer meets Listing Rule 5405(a)(3), which requires listed companies to maintain a minimum of 400 Total Holders. After discussions with the Nasdaq Listing Qualifications staff, on or about September 18, 2023, the Company submitted an application to phase-down from The Nasdaq Global Market to The Nasdaq Capital Market.

On October 24, 2023, the Company received a letter from the Nasdaq Listing Qualifications staff granting the Company’s request for transfer to The Nasdaq Capital Market subject to the conditions outlined in the application to phase-down to The Nasdaq Capital Market. The Company’s securities will be transferred to The Nasdaq Capital Market at the opening of business on October 27, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gardiner Healthcare Acquisitions Corp.

	By:	/s/ Marc F. Pelletier
Marc F. Pelletier
Chief Executive Officer

Dated: October 27, 2023